UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 31, 2005

ICON INCOME FUND EIGHT B L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-37504	13-4101114
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, 4th Floor

New York, New York 10011

(Address of principal executive offices) (Zip Code)

(212) 418-4700

(Registrant's telephone number, including area code)

_____________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ICON Income Fund Eight B L.P. (the “Partnership”) hereby amends its Current Report on Form 8-K dated November 4, 2005 to provide the required pro forma financial statements of the Partnership relating to the sale by the Partnership, of a flight simulator as described in such Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

The following financial statements of the Partnership are submitted at the end of this Form 8-K/A and are filed herewith and incorporated herein by reference.

(1)	Pro Forma Consolidated Balance Sheet at September 30, 2005 (unaudited)
(2)	Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2005 (unaudited)
(3)	Notes to Pro Forma Consolidated Financial Statements September 30, 2005 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT B L.P.

By: ICON CAPITAL CORP., its General Partner

Dated: March 17, 2006

By:/s/ Thomas W. Martin

Thomas W. Martin

Chief Operating Officer

9.01(b)	PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

On March 23, 2001, ICON Income Fund Eight B L.P. (the "Partnership") acquired a BAE 125/800-1000 level C, flight simulator bearing FAA ID# 428, and a BAE 125-1000 part task trainer (collectively, the "Equipment"), that was on lease to BAE SYSTEMS Holdings, Inc. The Partnership acquired the Equipment for approximately $12.8 million, comprised of approximately $2.0 million in cash and approximately $10.8 million in associated debt, which debt was paid in full on March 27, 2005. On October 31, 2005, the Partnership consummated the sale of the Equipment to Hewlett-Packard Financial Services Company, an unaffiliated third party, for $8 million in cash (the “Transaction”).

The following unaudited pro forma financial data have been derived and prepared on the same basis as our unaudited consolidated financial statements on file with the Securities and Exchange Commission and in the opinion of our General Partner, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the period. The unaudited pro forma consolidated balance sheet for the nine months ended September 30, 2005 has been prepared to give effect to the Transaction as if it had occurred on September 30, 2005. The unaudited pro forma consolidated results of operations are for the nine months ended September 30, 2005 have been prepared to give effect to the Transaction as if it had occurred on January 1, 2005. The pro forma information is for informational purposes only and may not necessarily be indicative of the result of operations had the Transaction occurred on January 1, 2005.

ICON Income Fund Eight B L.P.

(A Delaware Limited Liability Partnership)

Pro Forma Consolidated Balance Sheet

September 30, 2005

(Unaudited)

	(Historical)			(Pro Forma)
	September 30,	Pro Forma		September 30,
	2005	Adjustments		2005
ASSETS

Cash and cash equivalents	$ 844,563	$8,000,000		$8,844,563

Investments in finance leases:
Minimum rents receivable	3,510,343	-		3,510,343
Estimated unguaranteed residual values	906,347	-		906,347
Initial direct costs, net	14,841	-		14,841
Unearned income	(217,860)	-		(217,860)
Allowance for doubtful accounts	-	-		-

Net investments in finance leases	4,213,671	-		4,213,671
Investments in operating leases:
Equipment, at cost	135,572,243	(13,232,105)	(1)	122,340,138
Accumulated depreciation	(47,661,120)	8,558,514	(1)	(39,102,606)

Net investments in operating leases	87,911,123	(4,673,591)		83,237,532

Investments in joint ventures	6,366,300	-		6,366,300
Due from General Partner and affiliates	88,645	-		88,645
Investment in option, at cost	2,100,000	-		2,100,000
Other assets, net	1,665,467	-		1,665,467

Total assets	$103,189,769	$3,326,409		$106,516,178

LIABILITIES AND PARTNERS' EQUITY

Notes payable - non-recourse	$ 65,673,957	$-		$65,673,957
Notes payable - recourse	6,785,000	-		6,785,000
Due to General Partner and affiliates	26,327	-		26,327
Deferred rental income	2,723,585	(1,199,568)	(1)	1,524,017
Equipment sales advances	211,156	-		211,156
Security deposits and other liabilities	554,774	-		554,774
Minority interest	695,883	-		695,883
Total liabilities	76,670,682	(1,199,568)		75,471,114
Total partners' equity	26,519,087	4,525,977	(1,3)	31,045,064

Total liabilities and partners' equity	$103,189,769	$3,326,409		$106,516,178

See accompanying notes to pro forma consolidated financial statements.

ICON Income Fund Eight B L.P.

(A Delaware Limited Liability Partnership)

Pro Forma Consolidated Statement of Operations

September 30, 2005

(Unaudited)

	(Historical)			(Pro Forma)
	September 30,	Pro Forma		September 30,
	2005	Adjustments		2005
Revenue:
Rental income	$15,174,518	$(1,843,150)		$13,331,368
Finance income	477,915	-		477,915
Net gain (loss) on sales of equipment	35,894	-		35,894
Income from investments in joint ventures	384,461	-		384,461
Gain from sale of investment in	-	-		-
unguaranteed residual values	320,097	-		320,097
Interest and other income	394,725	-		394,725

Total revenue	16,787,610	(1,843,150)		14,944,460

Expenses:
Depreciation	9,737,529	(1,403,566)	(2)	8,333,963
Interest	3,313,697	(37,291)	(2)	3,276,406
Management fees - General Partner	1,087,113	(92,158)	(2)	994,955
Administrative expense reimbursements - General Partner	431,223	-		431,223
General and administrative	601,672	-		601,672
Amortization of initial direct costs	41,527	-		41,527
Minority interest	144,493	-		144,493

Total expenses	15,357,254	(1,533,015)		13,824,239

Net income (loss)	$1,430,356	$(310,135)		$1,120,221

Net income (loss) allocable to:
Limited Partners	$1,416,052	$(307,034)		$1,109,019
General Partner	14,304	(3,101)		11,202

	$1,430,356	$(310,135)		$1,120,221

Weighted average number of
limited partnership units outstanding	743,272	743,272		743,272

Net income (loss) per weighted average
limited partnership unit	$1.91	$(0.41)		$1.49

See accompanying notes to pro forma consolidated financial statements.

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Note To Pro Forma Consolidated Financial Statements

September 30, 2005

(Unaudited)

Note 1 – The pro forma adjustments relating to the disposition of the Equipment to the consilidated balance sheet and results of operations as of and for the nine months ended September 30, 2005, are as follows:

(1)	To remove the Equipment, capitalized costs and related accumulated depreciation.
(2)	To remove income and expenses related to the Equipment for the nine months ended September 30, 2005.
(3)	To record cash received on sale of Equipment.